Exhibit 10.2

DEMAND PROMISSORY NOTE

Up To: $100,000	November 22, 2010

FOR VALUE RECEIVED, the undersigned, MPM ACQUISITION CORP., a Delaware corporation (the “Borrower”), hereby promises to pay to RADIUS HEALTH, INC., a Delaware corporation (the “Payee”), the principal amount due hereunder, not to exceed One Hundred Thousand Dollars ($100,000) or, if less, the aggregate unpaid principal amount of loans advanced by the Payee to the Borrower from and after the date hereof (the “Loans”) and remaining outstanding.  All Loans shall be interest bearing as set forth below and payable within ten (10) business days after demand by the Payee thereof, which such demand shall not be made prior to March 31, 2011.

The Loans shall bear interest on the unpaid principal amount from time to time outstanding compounding annually at the rate of 0.41% per annum. Interest shall be due and payable upon final payment of all unpaid principal amounts.

The Borrower irrevocably authorizes the Payee to make or cause to be made, at or about the time of advance of any Loan evidenced by this Note, or by the end of each calendar year, if not sooner, and at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, reflecting the making of such Loan or (as the case may be) the receipt of such payment.

The Note may be prepaid in whole or in part at any time without penalty.  Each payment made hereunder shall be applied first to unpaid interest and second to the principal due.

No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

Except for so long as MPM Asset Management LLC is a majority stockholder of Borrower, the Borrower agrees to pay all costs and expenses, including without limitation all costs of litigation and attorney’s fees, incurred or paid by the Payee hereof in enforcing this Note on default.

The Payee agrees that:

(1) It shall not commence, or cause to be commenced, or join with any creditor of the Borrower or any affiliate in commencing, any bankruptcy, insolvency, receivership or similar proceeding against Borrower, and to the extent permitted by applicable law, hereby waives any and all rights to do so; and

(2) It shall not make any claim against, cause any claim to be made against, commence any action, suit or proceeding, cause any action, suit or proceeding to be commenced, deliver notice rejecting any offer by, or cause to be delivered notice rejecting any offer by, the Borrower or any affiliate relating to the dissolution thereof or relating to or under Section 280 of the General Corporation Law of the State of Delaware.

The Payee agrees that recourse under this Note shall be to the general unsecured assets of the Borrower only and in no event to the officers, directors or stockholders of the Borrower.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

The Payee represents to the Borrower that (a) the Payee has the corporate power and authority to enter into this Note and make the loans contemplated hereby, (b) the execution, delivery and performance of this Note by the Payee have been duly authorized by all necessary corporate action and (c) each of the agreements and covenants of the Payee contained in this Note are valid and binding obligations of the Payee and are enforceable against the Payee in accordance with its terms.

IN WITNESS WHEREOF, this Note has been duly executed by the undersigned Borrower and Payee, intending it to have effect as an instrument executed under seal, as of the day and year first above written.

MPM ACQUISITION CORP.

By:	/s/ Steven St. Peter
Name:	Steven St. Peter
Title:	President

RADIUS HEALTH, INC.

By:	/s/ B.N. Harvey
Name: B.N. Harvey
Title: Chief Financial Officer

LOAN GRID

Date	Amount of Loan	Amount of Principal Paid	Balance of Principal Unpaid	Notation Made By:
11/22/2010	$60,824.81	—	$60,824.81	B.N. Harvey